SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 8, 1997


                          BUCKHEAD AMERICA CORPORATION
               (Exact name of registrant as specified in charter)


                         Commission File Number 0-22132


          Delaware                                58-2023732
 (State or other jurisdiction of         (IRS Employer Identification No.)
        incorporation)


 4243 Dunwoody Club Drive,
        Suite 200                                              30350
   Atlanta, Georgia                                          (Zip Code)
(Address of principal executive offices)



        Registrant's telephone number including area code (770) 393-2662



  (Former name or former address, if changed since last report) Not Applicable

EXPLANATORY   NOTE:  On  May  22,  1997,   Buckhead  America   Corporation  (the
"Registrant") filed with the Securities and Exchange Commission (the "Commission") a Report on Form 8-K (the "Initial 8-K Report") with respect to the Registrant's acquisition of all the outstanding capital stock of The Lodge Keeper Group, Inc., an Ohio corporation ("LodgeKeeper), pursuant to the terms of a Stock Purchase Agreement dated March 7, 1997 by and among the Registrant, LodgeKeeper and the stockholders of LodgeKeeper.

         In accordance with Item 7(a)(4) of Form 8-K, the Initial 8-K Report did not include the historical LodgeKeeper financial statements or the condensed consolidated pro forma financial information of the Registrant (the "Financial Information") and instead contained an undertaking to file the Financial Information with the Commission in an amendment to the Initial 8-K Report as soon as practicable, but not later than 60 days after May 23, 1997. This amendment is being filed for the purpose of satisfying the Registrant's undertaking to file the Financial Information, and this amendment should be read in conjunction with the Initial 8-K Report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements.

         The consolidated balance sheet of LodgeKeeper as of June 29, 1996, and the related consolidated statement of operations and shareholders' equity (deficiency), and consolidated statement of cash flows for the fiscal year ended June 29, 1996, together with the related notes and audit report of Ernst & Young LLP and the condensed consolidated balance sheet as of March 31, 1997, and the related condensed consolidated statement of operations and condensed consolidated statement of cash flows for the nine months ended March 31, 1997, together with the related note, are included herein.

                          INDEPENDENT AUDITOR'S REPORT




Board of Directors
The Lodge Keeper Group, Inc.
Marion, Ohio

We have audited the accompanying consolidated balance sheet of The Lodge Keeper Group, Inc. and Subsidiaries as of June 29, 1996 and the related consolidated statements of operations, shareholders' equity (deficiency) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Lodge Keeper Group, Inc. and Subsidiaries as of June 29, 1996 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.




                                                  Ernst & Young LLP

Columbus, Ohio
August 29, 1996, except for Note 16 as to which the date is May 8, 1997

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                  JUNE 29, 1996

                                 ASSETS (NOTE 9)

Current assets:
      Cash                                                       $   101,648
      Accounts and notes receivable including $96,380 from a
      related entity, net (Notes 6 and 15)                           551,475
      Prepaid expenses and other assets                              282,841
      Certificates of deposit (Note 3)                               270,000
      Deferred real estate development costs,
        Condominium project (Note 2)                                 495,116
                                                                   ---------
Total current assets                                               1,701,080
                                                                   ---------


Property and equipment, net (Notes 7 and 9)                        3,782,958
                                                                   ---------
Leased assets under capital leases, net (Note 8)                     256,114
                                                                   ---------

Other assets:
      Deferred expenses (Note 2)                                      99,717
      Mortgage escrow fund (Note 9)                                  273,515
      Accounts and notes receivable, net (Note 6)                     56,198
      Leasehold interests (Note 4)                                   214,962
      Investments (Notes 5 and 13)                                   339,201
      Cash value of officers' life insurance, net                     38,129
                                                                   ---------
                                                                   1,021,722
                                                                   ---------
                                                                 $ 6,761,874
                                                                   =========

                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)



Current liabilities:
   Current portion of:
     Long-term debt (Note 9)                                      $     708,494
     Subordinated debt (Note 10)                                        153,704
     Obligations under capital leases (Note 8)                          124,291
   Accounts payable                                                     603,986
   Accrued expenses:
     Income taxes                                                         6,473
     Taxes, other than income                                           395,117
     Compensation                                                       518,425
     Other (Note 11)                                                    394,155
                                                                   ------------
       Total current liabilities                                      2,904,645
                                                                   ------------

Deferred income (Note 5)                                                 95,167
Accrued expenses, long-term (Note 11)                                   177,942
Minority interest                                                        40,275
                                                                   ------------
                                                                        313,384
                                                                   ------------

Long-term debt, less current portion (Note 9)                         2,974,502
                                                                   ------------

Subordinated debt, less current portion (Note 10)                     2,307,234
                                                                   ------------

Obligations under capital leases, less current portion (Note 8)         144,740
                                                                   ------------

Shareholders' equity (deficiency):
   Common stock, no par value; authorized, 10,000 shares;
     issued and outstanding 1,098 shares                              4,157,797
   Deficit                                                           (6,040,428)
                                                                   ------------
                                                                     (1,882,631)
                                                                   ------------
                                                                  $   6,761,874
                                                                   ============

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED JUNE 29, 1996



Revenues:
   Motel and restaurant operations                     $10,528,752
   Management fees                                         336,701
                                                        ----------
                                                        10,865,453
                                                        ----------

Operating expenses:
   Motel and restaurant operations                       7,759,164
   Marketing and advertising                               179,041
   Depreciation and amortization                           666,054
   General and administrative                            1,876,800
                                                        ----------
                                                        10,481,059
                                                        ----------

Income from operations                                     384,394
                                                        ----------

Other income (expense):
   Gain on sale of franchise system (Note 5)               139,833
   Loss on sale of fixed assets                            (34,015)
   Income from equity investments (Note 13)                  3,155
   Interest income                                          57,518
   Interest expense, including interest relating to
     leases of $44,920                                    (545,123)
   Other income                                             43,386
                                                        ----------
                                                          (335,246)
                                                        ----------

Income  before extraordinary item                           49,148

Extraordinary gain (Note 10)                                36,871
                                                        ----------
Net Income                                             $    86,019
                                                        ==========

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)

                        FOR THE YEAR ENDED JUNE 29, 1996




                                         Common Stock                                                Total
                             -------------------------------------                             Shareholders' Equity
                                 Shares                 Amount                Deficit            (Deficiency)
                             --------------       -----------------     -------------------    ----------------

Balance, July 1, 1995                 1,098             $ 4,157,797           $ (6,126,447)       $ (1,968,650)

   Net income for the year                                                          86,019              86,019
                             --------------       -----------------     -------------------    ----------------

Balance, June 29, 1996                1,098             $ 4,157,797           $ (6,040,428)       $ (1,882,631)
                             ==============       =================     ===================    ================

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED JUNE 29, 1996

Cash flows from operating activities:
   Net income                                                   $     86,019
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization                                 666,054
       Income from equity investments                                 (3,155)
       Loss on sale of fixed assets                                   34,015
       Extraordinary gain on settlement of subordinated debt         (36,871)
       Changes in assets and liabilities:
         Accounts and notes receivable                                90,205
         Prepaid expenses and other assets                             7,552
         Real estate development costs, condominium project         (495,116)
         Accounts payable                                            353,564
         Accrued expenses                                             20,529
                                                                 -----------
         Net cash provided by operating activities                   722,796
                                                                 -----------

Cash flows from investing activities:
   Proceeds from sale of assets                                        3,700
   Capital expenditures                                             (279,769)
   Equity investments                                               (155,000)
   Distribution from investments                                      82,883
   Deferred expenses                                                 (54,483)
   Decrease in deferred income                                      (142,833)
                                                                 -----------
         Net cash used in investing activities                      (545,502)
                                                                 -----------

Cash flows from financing activities:
   Proceeds from long-term debt                                      403,485
   Principal payments on long-term debt                             (427,575)
   Principal payments on subordinated debt                          (196,746)
   Principal payments on capital lease obligations                  (142,453)
   Deposits to mortgage escrow fund                                 (117,571)
   Capital contributions from minority interest                       40,275
                                                                 -----------
         Net cash used in financing activities                      (440,585)
                                                                 -----------

Net (decrease) in cash                                              (263,291)
Cash at beginning of year                                            364,939
                                                                 -----------
Cash at end of year                                             $    101,648
                                                                 ===========

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        FOR THE YEAR ENDED JUNE 29, 1996

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Organization:

                  The Lodge Keeper Group, Inc. (the Company) operates a chain of motels and related business activities and owns 100% of the outstanding stock of LKG Development I, Inc. and Integrated Motel Management Group of Ohio, Inc. which owns 100% of the outstanding stock of Homanco, Inc. The Company also owns 80% of Concepts in Lodging, Ltd., 70% of LKG Construction Co., Ltd., 67% of Timmons Woods, Ltd. and 95% of Roasters Coffee Concepts, Ltd. These companies were organized to develop+ motels, condominiums and coffee shop properties. The results of operations of these companies are included from their respective dates of inception.

         Principles of consolidation:

                  The accompanying consolidated financial statements include the accounts of The Lodge Keeper Group, Inc. and its majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidation.

         Property and equipment:

                  Property and equipment are recorded at cost. Depreciation of property and equipment and amortization of leasehold improvements are computed on the straight-line method over the estimated useful lives of the assets or the remaining terms of the leases, whichever is shorter. Estimated useful lives for equipment are three to eight years and for buildings, improvements, and leasehold improvements up to thirty years.

                  Maintenance and repairs are charged to expense as incurred; renewals and betterments in excess of five hundred dollars ($500) for property and equipment, with useful lives greater than one year, are capitalized.

         Leasehold interests:

                  Leasehold interests are amortized over the estimated useful lives of the leases plus the first renewal period using the straight-line method.

         Inventories:

                  Inventories are valued at cost. Total cost of inventories at June 29, 1996 was $63,235 and is included in the Consolidated Balance Sheet as prepaid assets.

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

                        FOR THE YEAR ENDED JUNE 29, 1996

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         Leases:

                  The Company has recorded as capital assets all significant leases of property and equipment in accordance with generally accepted accounting principles. These leased assets are amortized on a straight-line basis over their estimated useful lives, which approximate the terms of the leases.

         Management fees:

                  Management fees are recorded on an accrual basis in accordance with the terms of management agreements with non-affiliated managed properties.

         Deferred expenses:

                  Deferred expenses related to mortgage loan fees are being amortized on the straight-line basis over the life of the loan.

         Supplemental disclosures of cash flow information:


                            Cash paid for:

                                     Interest                        $550,467
                                     Income taxes                      26,679

         Use of Estimates:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Financial Instruments

                  The carrying amounts of financial instruments reported in the balance sheet approximate those assets' fair value. Payment of other long-term liabilities are generally dependent upon the Company's ability to achieve cash flow. Management believes that estimating the fair value of these long-term liabilities is either not appropriate or, because of excess costs, considers estimation of fair value to otherwise be impracticable.

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

                        FOR THE YEAR ENDED JUNE 29, 1996


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         Long-Lived assets - FASB Statement No. 121:

                  In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. FASB No. 121 is effective for fiscal years beginning after December 15, 1995. Although Management has not undertaken a detailed analysis of the Company's long-lived assets, which principally consist of motel properties, Management is not aware of any indicator currently being present that would result in an impairment loss had FASB 121 been applied to the Company's financial statements as of year end.

2.       DEFERRED REAL ESTATE DEVELOPMENT COSTS:

         The Company has incurred costs related to evaluation and planning for proposed construction projects at various sites. These costs are deferred until the construction project is either completed or discontinued.

         In addition, on October 13, 1995, the Company's majority owned subsidiary, Timmons Woods, Ltd. (Timmons) purchased approximately 8.75 acres of land in Delaware, Ohio for $239,029 in cash to develop a 34 unit condominium project. On February 1, 1996, Timmons closed on construction loans for $1,450,000 ($213,484 drawn and payable at June 29, 1996) which will be used to complete the infrastructure and the first 8 unit phase of the project (Note 9). At June 29, 1996, costs capitalized on the construction project were $256,087.

3.       CERTIFICATES OF DEPOSIT:

         At June 29, 1996, the Company held $270,000 in certificates of deposit, which had been assigned to State of Ohio Bureau of Workers' Compensation and an insurance company as deposits for a self insurance bond.

4.       LEASEHOLD INTERESTS:

         The unamortized portion of retained leasehold interests was $214,962 at June 29, 1996. The amortization charged to operations was $18,022 for the year ended June 29, 1996.

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

                        FOR THE YEAR ENDED JUNE 29, 1996

5.       SALE OF FRANCHISE SYSTEM ASSETS:

         On May 16, 1994, the Company sold the Country Hearth Inn franchise system, including all trademarks, service marks, reservation system and license agreements to BAC Franchising, Inc. for $500,000 in cash and contingent considerations of $200,000 in notes receivable and 5,000 shares of common stock of Buckhead America Corporation (BAC), the parent corporation of BAC Franchising, Inc. The contingent portion of the sale price included three notes receivable (see Note 6) that were to become due and payable if certain franchise agreements, in place at date of sale, remained in effect through the maturity date of the notes. The BAC shares are subject to a stock pledge agreement and shall be delivered in annual increments of 1,000 shares to the Company only if the terms of the franchise agreements assigned to BAC Franchising, Inc. at the closing remain substantially unchanged over the five year period. On May 16, 1995 and 1996, 1,000 BAC shares with a value of $4,250 and $6,500 respectively were released to the Company in accordance with the agreement. The restricted and unrestricted common shares of BAC are valued at the current market price of $21,250 and are included in investments on the balance sheet. The contingent portion of the sale price and any dividends received on the remaining pledged shares are included in deferred income on the balance sheet and will not be recognized as income until the earnings process is complete.

         During 1996 two of the notes receivable were collected and, along with the 1,000 BAC shares released, resulted in an additional gain on the sale of the franchise system of $139,833.

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

                        FOR THE YEAR ENDED JUNE 29, 1996

6.       ACCOUNTS AND NOTES RECEIVABLE, NET:

         Accounts and notes receivable at June 29, 1996 consist of the following:

         Note receivable from affiliate;  unsecured,  annual payments in various amounts due on August 31 through 1999, including interest at prime plus
         1%                                                                       $   44,000

         Notes receivable from affiliates; unsecured due on September 28, 1996,
         including interest at prime                                                  74,910

         Note receivable from a related party,  due February 28, 1997 secured by a  membership  interest  and the right to receive  development  fees in connection with a motel development project, interest at 10% payable at
         maturity (See Note 9)                                                        50,000

         Note receivable;  minimum monthly payment of $912,  interest at 8% with any unpaid principal and interest due August 1999, collateralized by
         equipment sold                                                               30,516

         Note  receivable,  interest at 8%, due with unpaid accrued  interest on
         August 26, 1996. The note is contingent on certain franchise agreements
         remaining in place through the due date (see Notes 5 and 9)                  66,666
                                                                                   ---------
                                                                                     266,092

         Less allowance for uncollectible accounts                                    30,516
                                                                                   ---------
                                                                                     235,576
                 Accounts receivable:
                   Trade, net of allowance for uncollectible accounts of $4,365      226,075
                   Affiliates, net of allowance for uncollectible accounts of
                      $37,444 (Note 15)                                              105,497
                   Other, net of allowance for uncollectible accounts of $15,957      40,525
                                                                                   ---------

                 Total of accounts and notes receivable, net                         607,673

                   Less amounts classified as long-term                               56,198
                                                                                   ---------

                                                                                 $   551,475
                                                                                   =========

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

                        FOR THE YEAR ENDED JUNE 29, 1996

7.       PROPERTY AND EQUIPMENT:

         Property and equipment at June 29, 1996 is summarized as follows:

             Land                                         $   737,115
             Buildings and improvements                     2,264,795
             Motel equipment                                2,790,848
             Bedding and linens                               149,060
             Restaurant equipment                             105,038
             Office equipment                                  75,453
             Autos and trucks                                  14,544
             Leasehold improvements                         2,909,551
                                                           ----------

                                                            9,046,404

             Less accumulated amortization and
                depreciation                                5,263,446
                                                           ----------

                                                          $ 3,782,958
                                                           ==========

8.       LEASES:

         The Company conducts a major part of its operations using leased facilities and equipment.

         The equipment lease payments typically include provisions for executory costs, such as maintenance and insurance. Contingent rentals on both capital and operating real estate leases may be incurred based on sales exceeding certain minimums. The total amount of such contingent rentals was $244,302 in fiscal 1996 and is included in rental expense in the period incurred.

         Capital Leases:

                  Leased  assets  under  capital   leases   include   telephone,
                  television and equipment leases with terms from five to ten years at fixed rates with bargain purchase options.

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

                        FOR THE YEAR ENDED JUNE 29, 1996

8.       LEASES (CONTINUED):

The Company has capitalized property and equipment leased under capital leases. Leased property capitalized in the consolidated financial statements by major class at June 29, 1996 is summarized as follows:

                                                            1996
                                                          ---------

                                                         $  391,486
                                                            159,402
                                                             20,117
                                                          ---------

                                                            571,005
Less accumulated amortization                               314,891
                                                          ---------
                                                         $  256,114
                                                          =========


The future minimum lease payments by year for capital leases and the present value of the net minimum lease payments as of June 29, 1996 are as follows:

Fiscal Year Ending
------------------

1997                                                     $  151,248
1998                                                        118,154
1999                                                         45,116
2000                                                            749
                                                          ---------
Total minimum lease payments                                315,267

Less amount denoting estimated executory costs (such as taxes, maintenance, and insurance) included in total minimum lease
    payments                                                 17,335
                                                          ---------

Net minimum lease payments                                  297,932

Less amount denoting interest                                28,901
                                                          ---------
Present value of net minimum lease payments                 269,031

Less current portion                                        124,291
                                                          ---------
                                                          $ 144,740
                                                          ==========

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

                        FOR THE YEAR ENDED JUNE 29, 1996

8.      LEASES (CONTINUED):

        Operating leases:

The following is a schedule of future minimum rental payments currently required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of June 29, 1996, and the related sublease and assigned rental payments due:

                                                           Sublease
                               Future                      Payments
 Fiscal year                  Minimum                     Due to the
   Ending                     Payments                     Company
--------------              -------------             -----------------

    1997                  $  1,047,693                 $   59,502
    1998                       967,343                     59,502
    1999                       811,863                     51,374
    2000                       759,007                     48,664
    2001                       723,843                     48,664
 Later years                 2,532,229                    143,804
                           -----------                  ---------
Total minimum payments    $  6,841,978                 $  411,510
                           ===========                  =========

The Company remains contingently liable for future minimum rental payments of $411,510 on subleased and assigned restaurant units in the event of default by the sublessees and assignees.

Rental expense, including contingent rentals, for all operating leases was $1,547,443 in fiscal 1996.

Leases described in the preceding paragraphs include leases between the Company and a company whose shareholders are common stockholders of the Company. Such amounts totaled $3,600 in fiscal 1996. Total future minimum payments under these related party leases amount to $30,900.

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

                        FOR THE YEAR ENDED JUNE 29, 1996

9.         LONG-TERM DEBT:

           Note payable to bank under a revolving credit agreement with interest at prime plus 1 1/4% expiring in September 1999 (see additional terms
           below)                                                               $   783,000

           Note  payable to bank,  secured by a  mortgage  on real and  personal property,  monthly payments of $13,178,  including interest,  at June
           29, 1996, then in increasing amounts through February 2004, including interest at 7 1/2%
           increasing to 8 1/2%                                                    1,822,271

           Note payable due August 1, 1997, secured by a second mortgage on real and personal  property,  monthly  sinking fund  requirement of $8,800 with a balance of
           $273,515 at June 29, 1996; interest at 14% payable monthly                400,000

           8% Industrial  revenue bonds,  monthly payments of $9,201,  including interest, to July 1, 1999.  Collateralized by a first lien on a motel
           facility and rights to all related revenues                               300,811

           Note  payable  due August 26,  1996,  secured  by a  contingent  note
           receivable interest at 10% payable at maturity (See Note 6)                62,389

           Note payable due February 28, 1997, secured by a membership  interest and the right to receive  development fees in connection with a motel development project, interest at 10% payable at maturity (See Note 6)
                                                                                      50,000

           Construction  note  payable to bank  secured  by a  mortgage  on real property  held for  development  due in increments of $28,000 as each developed unit is sold, but no later than February 1, 1999.  Interest is payable  monthly  at prime  plus 1.5% ( See Note 2).  This note is guaranteed by LKG Development I, Inc., Concepts in Lodging, Ltd., and
           also by certain individuals                                               213,484

           Notes payable,  8 1/2%,  secured by a mortgage deed, monthly payments
           of $372, including interest, to September 1, 1997                           5,270

           Equipment purchase obligation, 15.7%, secured by equipment, monthly
           payments of $4,928, including interest, due April 30, 1997                 45,771
                                                                                   ---------
                                                                                   3,682,996

           Less current portion                                                      708,494
                                                                                   ---------

                                                                                $  2,974,502
                                                                                   =========

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

                        FOR THE YEAR ENDED JUNE 29, 1996

9.       LONG-TERM DEBT (CONTINUED):

         Principal payment requirements on the above long-term debt obligations are as follows:

Fiscal Year Ending
------------------

1997                                           $  708,494
1998                                              775,749
1999                                              410,291
2000                                               93,782
2001                                               45,812
Later years                                     1,648,868
                                              -----------
                                              $ 3,682,996
                                              ===========

         At June 29, 1996, the Company had outstanding borrowings of $783,000 under a bank line of credit with interest payable monthly at prime plus 1 1/4%. Under the terms of the agreement, the maximum amount of credit available cannot exceed $783,829 at June 29, 1996, and shall permanently reduce each month by an amount agreed on by the Company and the bank. At the end of each succeeding fiscal year the aggregate amounts outstanding under the agreement cannot exceed the following:

                 1997                         $  561,399
                 1998                            318,104
                 1999                             51,986


         In addition, the add-on interest rate to the prime may be reduced to 1% if the Company has no loans outstanding under the agreement for 30 consecutive days in any twelve consecutive month period and maintains a certain cash flow coverage ratio over the preceding twelve months. The loan is secured by the accounts and notes receivable, inventory and equipment of the Company, assignment of the capital stock and leases of the Company, first and second mortgages on certain real estate of the Company, and guaranteed by the principal shareholder of the Company. The loan requires that the Company and its subsidiaries maintain certain levels of accounts receivables and cash flow coverage ratios.

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

                        FOR THE YEAR ENDED JUNE 29, 1996

10.      SUBORDINATED DEBT:

         The Company emerged from bankruptcy in December 1992 and under the terms of a Bankruptcy Plan of Reorganization (the Plan) certain debt and other obligations were modified. On those obligations where the modified payment terms were non-interest bearing, the Company discounted the future payments at its then primary bank lending rate of 9%. All of the obligations are unsecured and consist of the following:

            Payables to general creditors, quarterly payments of $21,523 to
            December 1998 (less unamortized discount of $24,402)                   $    190,827

            Payable to Sara Lee  Corporation,  monthly payments of $11,250 to
            December 1998, then monthly payments of $22,500 to December
            2002 (less unamortized discount of $393,689)                              1,023,811

            Payables to two  shareholders  who are also  members of the Board of  Directors, monthly  payments of $8,333 of interest only to
            December  1997,  then  variously increasing  amounts  of  principal and  interest  through  December  2002 (less unamortized discount of
            $509,089)                                                                 1,151,911

            Priority tax claims, quarterly payments of $9,439 plus interest at
            the statutory rate of 10% to December 1998                                   94,389
                                                                                     ----------
                                                                                      2,460,938

Less current portion                                                                    153,704
                                                                                     ----------
                                                                                    $ 2,307,234
                                                                                      =========



         Principal payments required on the above subordinated debt, net of discount, are as follows:

        Fiscal Year Ending
        ------------------

             1997                                 $   153,704
             1998                                     176,136
             1999                                     236,913
             2000                                     403,071
             2001                                     558,104
             Later years                              933,010
                                                    ---------
                                                  $ 2,460,938
                                                    =========

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

                        FOR THE YEAR ENDED JUNE 29, 1996

10.      SUBORDINATED DEBT (CONTINUED):

         In addition to the above payments, the Plan provides for additional annual payments to certain of the Company's creditors if the Company generates positive cash flow from operations in any given fiscal year through 1999. Cash flow for this purpose is defined by the Plan as equal to net income plus depreciation and amortization, less capital expenditures up to $470,000 per year in the first two years of the Plan, $570,000 in the next three years of the Plan, and $600,000 in the remaining two years of the Plan less current payments under the Plan including discounted interest. No additional payments were due for fiscal 1996.

         During the current fiscal year the Company negotiated a settlement with certain of the general creditors. The settlement resulted in a gain on discharge of indebtedness of $36,871 which has been reflected as an extraordinary item in the consolidated statement of operations.

11.      WORKERS' COMPENSATION ACCRUAL:

         For purposes of Workers' Compensation insurance, the majority of the Company's Ohio employees are included in the Company's self-insured plan which is approved by the State of Ohio Bureau of Workers' Compensation. Under the agreement, the Company is required to pay the full amount of any approved claims directly to the claimant. The future costs of the claims of former and present employees may be extended over a period of many years and are periodically estimated by the Company's independent consultant. For financial statement purposes, the Company discounts the future estimated costs at 9.5%.

         At June 29, 1996 the accrual for worker's compensation, including related insurance premiums included in accrued expenses, consisted of the following:

Accrued workers' compensation                            $  370,439
Less amount representing interest
  relating to net present value                              95,523
                                                          ---------

Less current portion                                        124,821
                                                          ---------

Long-term portion                                        $  150,095
                                                          =========

         At June 29,  1996,  the  Company  had a $50,000  Irrevocable  Letter of
         Credit  which   represents   collateral   for   self-insured   workers'
         compensation surety bonds.

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

                        FOR THE YEAR ENDED JUNE 29, 1996

12.      401(K) RETIREMENT PLAN:

         The Company has a 401(k) retirement plan covering substantially all full-time employees. Employer contributions to the plan are based on a formula related to the employees' participation in the plan. Contributions to the plan by the employer were $29,648 during fiscal 1996.

13.      INVESTMENTS:

         Investments at June 29, 1996 include investments by the Company of 8-10% ownership interests in five general partnerships which are accounted for on the equity method. The initial investment, recorded at cost, has been adjusted for additional contributions made, the Company's share of the partnerships' operating profits and losses, and its share of distributions received.

14.      INCOME TAXES:

         The Company adopted Financial Accounting Standards Board Statement No. 109, on Accounting for Income Taxes. Under the new rules, the effects of temporary differences between financial statement income versus tax income in future years shall be recognized as a net deferred tax asset or liability.

         Temporary differences giving rise to the deferred tax asset consist primarily of net operating loss carryforwards and differences in the book and tax treatment of payments to certain subordinated debt holders. Using an estimated Federal income tax rate of 34%, at June 29, 1996 the estimated tax effects of cumulative deductible temporary timing differences and loss carryforwards (deferred tax assets) and cumulative taxable temporary differences (deferred tax liabilities) are estimated to approximate the following:

               Deferred tax asset                                 $    1,130,000

               Less valuation allowance                              (1,080,000)
                                                                  -------------
                                                                  $       50,000
                                                                   =============
               Deferred tax liability                             $       50,000
                                                                   =============

         As a result of the tax losses generated by the Company in prior years, and the uncertainties relating to the ultimate realization of the favorable tax attributes, the Company has provided a valuation reserve for the entire excess of the net deferred tax assets at June 29, 1996.

                  THE LODGE KEEPER GROUP, INC. AND SUBSIDIARIES

                        FOR THE YEAR ENDED JUNE 29, 1996

14.      INCOME TAXES (CONTINUED):

         At June 29, 1996 the Company and its Subsidiaries have available unused tax net operating loss carryforwards of approximately $2,100,000, which may be applied against future taxable income, expiring in 2006.

15.      RELATED PARTY TRANSACTIONS:

         Accounts receivable at June 29, 1996 includes a balance of $105,497, net of an allowance for doubtful accounts of $37,444, of amounts due from various partnerships in which the Company is a partner. The net amount due from the partnerships relates to franchising and management services provided by the Company as well as funds advanced to the partnerships for various operating expenses. The Company advanced funds to the various partnerships primarily for payroll, advertising, insurance, and other miscellaneous items.

16.       SUBSEQUENT EVENT:

          Effective May 8, 1997, the Company was acquired by Buckhead America Corporation (Buckhead) for a combination of cash and Buckhead common shares. Prior to the acquistion by Buckhead, the Company sold its interests in the coffee shop operations to the President of the Company and distributed its interests in the net assets of Concepts in Lodging, Ltd., LKG Construction Co., Ltd. and Timmons Woods, Ltd. to the shareholders of the Comapny.

                          THE LODGE KEEPER GROUP, INC.
                                AND SUBSIDIARIES

                      Condensed Consolidated Balance Sheet
                                 March 31, 1997
                                   (Unaudited)



                                      ASSETS

Current assets:
         Cash and cash equivalents, including
          restricted cash of $357,071                               $   488,081
         Accounts and notes receivable, net                             278,918
         Other current assets                                           251,434
                                                                      ---------
                  Total current assets                                1,018,433

Property and equipment, at cost, net of
         accumulated depreciation                                     3,825,275
Other assets                                                          1,765,087
                                                                      ---------
                  Total assets                                      $ 6,608,795
                                                                    ===========


                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
         Accounts payable and accrued expenses                      $ 1,912,078
         Current portions of notes payable                              969,883
                                                                      ---------
                  Total current liabilities                           2,881,961

Noncurrent portions of notes payable                                  4,714,948
Other noncurrent liabilities                                            235,269
                  Total liabilities                                   7,832,178
                                                                      ---------


Shareholders' equity (deficiency):
         Common stock; no par value; 10,000 shares
          authorized; 1,098 shares issued and outstanding             4,157,797
         Accumulated deficit                                         (5,381,180)
                                                                     ----------

              Total shareholders' equity (deficiency)                (1,223,383)
                                                                     ----------

              Total liabilities and
                shareholders' equity (deficiency)                   $ 6,608,795
                                                                    ===========






See accompanying note to condensed consolidated financial statements.

                          THE LODGE KEEPER GROUP, INC.
                                AND SUBSIDIARIES

                   Condensed Consolidated Statements of Income
                    Nine Months ended March 31, 1997 and 1996
                                   (Unaudited)


                                                     1997                  1996
                                                     ----                  ----

Revenues:
    Hotel revenues                            $ 7,573,986             7,752,914
    Interest income                                41,525                35,775
    Gains on sales of property and
        equipment, net                          1,171,859                  -
    Other income                                  382,031               428,415
                                                ---------             ---------
           Total revenues                       9,169,401             8,217,104
                                                ---------             ---------


Expenses:
    Hotel operations                            7,031,411             6,980,037
    Depreciation and amortization                 426,516               481,633
    Other operating and administrative            660,952               583,247
    Interest                                      363,260               372,650
                                                 --------              --------

           Total operating, administrative,
              and interest expenses             8,482,139             8,417,567
                                                ---------             ---------

           Income (loss)before income taxes       687,262              (200,463)

Provision for income taxes                         28,014                14,247
                                                ---------             ---------

           Net income (loss)                  $   659,248              (214,710)
                                              ===========              ========







See accompanying note to condensed consolidated financial statements.

                          THE LODGE KEEPER GROUP, INC.
                                AND SUBSIDIARIES

                 Condensed Consolidated Statements of Cash Flows
                    Nine Months Ended March 31, 1997 and 1996
                                   (Unaudited)



                                                    1997                  1996
                                                    ----                  ----


   Cash flows from operating activities:
      Net income (loss)                       $   659,248              (214,710)
      Adjustments to reconcile net
       income (loss) to net cash provided
       by operating activities:
      Depreciation and amortization               426,516               481,633
      Gains on property sales                  (1,171,859)                 -
      Other, net                                  254,124               791,570
                                                 --------             --------

        Net cash provided by
          operating activities                    168,029             1,058,493
                                                  -------             ---------

   Cash flows from investing activities:
      Proceeds from property sales              1,408,300                  -
      Capital expenditures                       (987,333)             (630,789)
      Other, net                                   11,265               145,366
                                                 --------              --------

        Net cash provided (used) by
          investing activities                    432,232              (485,423)
                                                  -------              --------

   Cash flows from financing activities:
      Repayments of notes payable                (750,119)             (399,968)
      Other, net                                  266,291              (167,462)
                                                  -------              --------

        Net cash provided (used) by
          financing activities                   (483,828)             (567,430)
                                                 --------              --------

   Net increase in cash
    and cash equivalents                          116,433                 5,640

   Cash and cash equivalents at beginning
      of period                                   371,648               364,939
                                                  -------               -------

   Cash and cash equivalents at end of period $   488,081               370,579
                                                =========               =======





See accompanying note to condensed consolidated financial statements.

                          THE LODGE KEEPER GROUP, INC.
                                AND SUBSIDIARIES

               Note to Condensed Consolidated Financial Statements

                             March 31, 1997 and 1996
                                   (Unaudited)



(1)  Basis of Presentation
   `  ---------------------

     The accompanying unaudited condensed consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for interim periods are not necessarily indicative of the results that may be expected for a full year or any other interim period. For further information, see the consolidated financial statements included herein for the year ended June 29, 1996.

         (b) Unaudited Pro Forma Condensed Consolidated Financial Information.

         Set forth below are the following unaudited pro forma condensed consolidated financial statements:

                   1. Pro Forma Condensed Consolidated Income Statement for the Year Ended December 31, 1996.

                   2. Pro Forma Condensed Consolidated Income Statement for the Three Months Ended March 31, 1997.

                   3. Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997.

                  BUCKHEAD AMERICA CORPORATION AND SUBSIDIARIES
                PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)



                                                                 Historical        PRO FORMA          PRO FORMA
                                                HISTORICAL        Buckhead          PURCHASE        CONSOLIDATED
                                               LODGE KEEPER        America         ACCOUNTING          INCOME
                                               GROUP, INC.       Corporation      ADJUSTMENTS         STATEMENT
                                              --------------   ---------------  ----------------   ---------------

Revenues:
     Hotel revenues                          $    10,528,752         9,979,477         (536,277)        19,971,952
                                              --------------   ---------------  ----------------   ---------------
Interest income:
     Notes receivable                                                  256,228                             256,228
     Investments                                      57,518           786,641            39,347           883,506
                                              --------------   ---------------  ----------------   ---------------
         Total interest income                        57,518         1,042,869            39,347         1,139,734
Other income                                         525,931         2,850,459            37,327         3,413,717
                                              --------------   ---------------  ----------------   ---------------
         Total revenues                           11,112,201        13,872,805         (459,603)        24,525,403
                                              --------------   ---------------  ----------------   ---------------
Expenses:
     Hotel operations                              7,938,205         8,659,355         (538,980)        16,058,580
     Depreciation and amortization                   666,054           956,900         (313,636)         1,309,318
     Other operating and administrative            1,876,800           934,543            82,199         2,893,542
     Interest                                        545,123         1,505,163            18,305         2,068,591
                                              --------------   ---------------  ----------------   ---------------
         Total operating, administrative and
            interest expenses                     11,026,182        12,055,961         (752,112)        22,330,031
                                              --------------   ---------------  ----------------   ---------------
         Income before income taxes                   86,019         1,816,844           292,509         2,195,372
Provision for income taxes
                                                               ---------------  ----------------   ---------------
     Net income                              $        86,019         1,816,844           292,509         2,195,372
                                              ==============   ===============  ================   ===============


Primary and fully diluted net income per common and
     common equivalent share:                                $            1.00                                1.15
                                                               ===============                     ===============


Weighted average number of common and common equivalent shares used to calculate net income per share:

         Primary                                                     1,814,510           101,320         1,915,830
                                                               ===============  ================   ===============
         Fully diluted                                               1,815,049           101,320         1,916,369
                                                               ===============  ================   ===============

See notes to the pro forma condensed consolidated financial statements.

                  BUCKHEAD AMERICA CORPORATION AND SUBSIDIARIES
                PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                        THREE MONTHS ENDED MARCH 31, 1997
                                   (UNAUDITED)



                                                                  HISTORICAL        PRO FORMA          PRO FORMA
                                                 HISTORICAL        BUCKHEAD          PURCHASE        CONSOLIDATED
                                                LODGE KEEPER        AMERICA         ACCOUNTING          INCOME
                                                 GROUP, INC.      CORPORATION      ADJUSTMENTS         STATEMENT
                                               ---------------  ---------------   --------------    ---------------

Revenues:
     Hotel revenues                           $      1,711,879        2,288,172        (136,107)          3,863,944
                                               ---------------  ---------------   --------------    ---------------
Interest income:
     Notes receivable                                                    19,555                              19,555
     Investments                                         7,740          543,024            6,169            556,933
                                               ---------------  ---------------   --------------    ---------------
         Total interest income                           7,740          562,579            6,169            576,488
Gains on property sales                              1,180,854                                            1,180,854
Other income                                            82,784          954,677                           1,037,461
                                               ---------------  ---------------   --------------    ---------------
         Total revenues                              2,983,257        3,805,428        (129,938)          6,658,747
                                               ---------------  ---------------   --------------    ---------------
Expenses:
     Hotel operations                                2,123,996        1,632,260        (220,622)          3,535,634
     Depreciation and amortization                     137,327          190,300         (73,421)            254,206
     Other operating and administrative                319,975          611,578         (46,123)            885,430
     Interest                                          107,229          257,048                             364,277
                                               ---------------  ---------------   --------------    ---------------
         Total operating, administrative and
            interest expenses                        2,688,527        2,691,186        (340,166)          5,039,547
                                               ---------------  ---------------   --------------    ---------------

         Income before income taxes                    294,730        1,114,242          210,228          1,619,200

Provision for income taxes                              16,127                          (16,127)
                                               ---------------  ---------------   -------------     ---------------
     Net income (loss)                        $        278,603        1,114,242          226,355          1,619,200
                                               ===============  ===============   ==============    ===============




Primary and fully diluted net income per common and
         common equivalent share:                              $            .61                                 .84
                                                                ===============                     ===============



Weighted average number of common and common equivalent shares used to calculate net income per share:

         Primary                                               $      1,821,994          101,320          1,923,314
                                                                ===============   ==============    ===============
         Fully diluted                                         $      1,837,252          101,320          1,938,572
                                                                ===============   ==============    ===============



 See notes to the pro forma condensed consolidated financial statements.

                  BUCKHEAD AMERICA CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997
                                   (UNAUDITED)


                                                              HISTORICAL       PRO FORMA
                                             HISTORICAL        BUCKHEAD         PURCHASE             PRO FORMA
                                           LODGE KEEPER         AMERICA        ACCOUNTING       CONSOLIDATED BALANCE
                ASSETS                     GROUP, INC.        CORPORATION     ADJUSTMENTS              SHEET
--------------------------------------  ------------------  ---------------  -------------      -------------------

Current assets:
     Cash and cash equivalents         $           488,081        1,878,401      (805,063)                1,561,419
     Short-term investments                                       2,649,005                               2,649,005
     Current portions of notes receivable          278,918          731,143                               1,010,061
     Other current assets                          251,434          666,317       (94,401)                  823,350
                                        ------------------  ---------------  -------------      -------------------
         Total current assets                    1,018,433        5,924,866      (899,464)                6,043,835

Noncurrent portions of notes receivable                             398,703                                 398,703
Property and equipment, at cost, net of
     accumulated depreciation                    3,825,275       19,084,452      1,424,990               24,334,717
Leasehold interests                                191,821                       1,191,462                1,383,283
Other assets                                     1,573,266        2,103,557      (953,897)                2,722,926
                                        ------------------  ---------------  ------------       -------------------
                                                 6,608,795       27,511,578        763,091               34,883,464
                                        ==================  ===============  =============      ===================

LIABILITIES AND SHAREHOLDERS' EQUITY
--------------------------------------

Current liabilities:
     Accounts payable and accrued expenses       1,912,078          751,394      (149,149)                2,514,323
     Current portions of notes payable             969,883          330,271      (250,000)                1,050,154
                                        ------------------  ---------------  -------------      -------------------
         Total current liabilities               2,881,961        1,081,665      (399,149)                3,564,477

Noncurrent portions of notes payable             4,714,948       12,019,991      (612,448)               16,122,491
Other noncurrent liabilities                       235,269                       (107,275)                  127,994
                                        ------------------  ---------------  ------------       -------------------
         Total liabilities                       7,832,178       13,101,656    (1,118,872)               19,814,962
                                        ------------------  ---------------  -------------      -------------------

Minority interest in partnership                                    666,674                                 666,674
Shareholders' equity  (deficiency)             (1,223,383)       13,743,248      1,881,963               14,401,828
                                        -----------------   ---------------  -------------      -------------------
                                       $         6,608,795       27,511,578        763,091               34,883,464
                                        ==================  ===============  =============      ===================



 See notes to the pro forma condensed consolidated financial statements.

                  BUCKHEAD AMERICA CORPORATION AND SUBSIDIARIES
                  Notes to the Pro Forma Condensed Consolidated
                              Financial Statements
                                   (Unaudited)

     The acquisition of The Lodgekeeper Group, Inc. will be accounted for as a purchase with a total purchase price of approximately $7.3 million. The purchase price includes the assumption of approximately $4.8 million of debt, cash payments to sellers and closing costs of approximately $1.0 million, issuance of approximately $.7 million of common stock, and the assumption of a working capital deficit of approximately $.8 million.

     Certain assets and liabilities of The Lodge Keeper Group, Inc. were not included in the acquisition. These excluded items primarily relate to a condominium project and a chain of coffee shops. The pro forma financial statements include adjustments to account for the exclusion of these items. Such adjustments are summarized as follows:

Balance Sheet
-------------

     Cash and cash equivalents                    $     (5,063)
     Other current assets                              (94,401)
     Property and equipment                           (175,010)
     Other assets                                     (891,198)
                                                      ---------
                                                    (1,165,672)
                                                    ===========

     Accounts payable and accrued expenses            (287,945)
     Noncurrent portions of notes payable             (612,448)
     Other noncurrent liabilities                     (107,275)
     Shareholders equity (deficiency)                 (158,004)
                                                      ---------
                                                  $ (1,165,672)
                                                  =============

Income Statements
-----------------
                                                    Twelve Mos.      Three Mos.
                                                         Ended           Ended
                                                  Dec 31, 1996    Mar 31, 1997
                                                  ------------    ------------

     Hotel revenues                               $   (227,089)       (136,107)
     Hotel operations expenses                        (399,564)       (220,622)
     Depreciation and amortization                     (19,479)        (16,921)
     Other operating and administrative expenses       (54,200)        (46,123)
                                                       --------        --------
         Net income                               $    246,154         147,559
                                                       ========        ========


     The pro forma adjustments also reflect the effect of the purchase accounting adjustments. The purchase price has been allocated to the acquired assets and liabilities based on their respective estimated fair values. The expected changes to related income statement amounts (such as depreciation and amortization) are presented as if the acquisition had occurred at the beginning of the periods presented. The pro forma purchase accounting adjustments are summarized as follows:

Balance Sheet
-------------

     Cash and cash equivalents                $   (800,000)
     Property and equipment                      1,600,000
     Leasehold interests                         1,191,462
     Other assets                                  (62,699)
                                                 ----------
                                                 1,928,763
                                                 ==========

     Accounts payable and accrued expenses         138,796
     Current portions of notes payable            (250,000)
     Shareholders equity (deficiency)            2,039,967
                                                 ---------
                                              $  1,928,763

Income Statements
                                                Twelve Mos.        Three Mos.
                                                     Ended             Ended
                                              Dec 31, 1996      Mar 31, 1997
                                              ------------      ------------

Interest income                                     23,174             6,169
Depreciation and amortization                  $  (226,000)          (56,500)
Provision for income taxes                            -              (16,127)

     The Lodge Keepers Group, Inc's. last fiscal year ended on June 29, 1996. The pro forma financial statements include the following adjustments to adjust the amounts to the year ended December 31, 1996:

     Hotel revenues                         $   (309,188)
     Interest income                              16,173
     Other income`                                37,327

     Hotel operations expenses                  (139,416)
     Depreciation and amortization               (68,157)
     Other operating expenses                    136,399
     Interest expense                             18,305
                                                  ------

         Net income                         $   (202,819)
                                                =========


     The weighted average number of shares used to calculate net income per share increased by 106,320 shares, which is the number of shares issued in the acquisition and decreased by 5,000 shares which were shares previously held by The Lodge Keeper Group, Inc. and now held as treasury shares.

         (c)      Exhibits.


EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------

2.1* Stock Purchase Agreement dated as of March 7, 1997 among the Company, The Lodge Keeper Group, Inc. ("LodgeKeeper") and Stockholders of LodgeKeeper.

23.1              Consent of Ernst & Young LLP


_______________

* Incorporated by reference to Exhibit 2.1 to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BUCKHEAD AMERICA CORPORATION



Date:  July 22, 1997              By:/s/ Robert B. Lee
                                       _________________________________________
                                       Robert B. Lee, Vice President and Chief
                                       Financial Officer

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------

2.1* Stock Purchase Agreement dated as of March 7, 1997 among the Company, The Lodge Keeper Group, Inc. ("LodgeKeeper") and Stockholders of LodgeKeeper.

23.1              Consent of Ernst & Young LLP

_______________

* Incorporated by reference to Exhibit 2.1 to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.